Exhibit 10.2(H)

[TSR Version]

YAHOO! INC.

1995 STOCK PLAN

(AS AMENDED AND RESTATED APRIL 24, 2007)

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of                     , 2009 (the “Date of Grant”), is made by and between Yahoo! Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).

WHEREAS, the Company has adopted the Yahoo! Inc. 1995 Stock Plan, as amended (the “Plan”), pursuant to which the Company may grant Restricted Stock Units that are subject to performance-based vesting conditions;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Unit Award

(a) Grant of Restricted Stock Units. The Company hereby grants to the Grantee                      Restricted Stock Units (such amount, the “Target Number” of Restricted Stock Units ) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Award”).

(b) Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Limitations on Rights Associated with Units. The Restricted Stock Units are bookkeeping entries only. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.

(b) Restrictions. Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock Units in contravention of the above restriction shall be null and void and without effect.

(c) Lapse of Restrictions. Subject to Sections 2(e) through 2(g) below, the Applicable Percentage (determined based upon the performance-based vesting provisions set forth in Exhibit A attached hereto) of the Target Number of Restricted Stock Units shall vest and become non-forfeitable upon the date of the Final Committee Determination; provided however that if a Change in Control (as defined in Section 2(g)) occurs prior to the third anniversary of the Date of Grant, the Applicable Percentage and performance-based vesting provisions shall no longer apply, and the Target Number of Restricted Stock Units shall vest and become non-forfeitable upon the third anniversary of the Date of Grant. Any Restricted Stock Units that do not vest in accordance with the foregoing provisions of this Section 2(c) shall terminate as of the date of the Final Committee Determination (or, in the case of a Change in Control prior to the third anniversary of the Date of Grant, as of the third anniversary of the Date of Grant). For purposes of this Agreement, the “Final Committee Determination” shall mean the date on which the Administrator determines the extent to which (if any) the performance-based vesting requirements on Exhibit A have been satisfied, which date shall be not later than three months after the end of the Performance Period (as defined in Exhibit A).

(d) Timing and Manner of Payment of Restricted Stock Units. As soon as practicable after (and in no case more than seventy-four days after) the date any Restricted Stock Units subject to the Award become non-forfeitable (the “Payment Date”), such Restricted Stock Units shall be paid by the Company delivering to the Grantee, a number of Shares equal to the number of Restricted Stock Units that become non-forfeitable upon that Payment Date. The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Subsidiaries unless the Company is otherwise instructed in writing. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue Shares in payment of the Restricted Stock Units unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any Stock Exchange.

(e) Termination of Employment. The following provisions shall apply in the event of the termination of the Grantee’s employment or service with the Company, Parent or any Subsidiary:

(i) Except as expressly provided below in Section 2(e)(ii) or Section 2(g), in the event of the termination of the Grantee’s employment or service with the Company, Parent or any Subsidiary for any reason prior to the lapsing of the restrictions in accordance with Section 2(c) hereof with respect to any of the Restricted Stock Units granted hereunder, such portion of the Restricted Stock Units held by Grantee shall be automatically forfeited by the Grantee as of the date of termination. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

(ii) Notwithstanding the foregoing clause (i) but subject to Section 2(g) below, in the event Grantee’s employment is terminated by the Company, Parent or Subsidiary without Cause (as defined below) or due to the Grantee’s death or Total Disability (as defined in the Plan), a pro rata portion of the Restricted Stock Units subject to the Award may vest in accordance with the provisions set forth below:

(A) Prior to a Change in Control. Prior to any Change in Control (as defined in Section 2(g)), if such termination occurs on or after the date that is eighteen (18) month anniversary of the Date of Grant, but prior to the third anniversary of the Date of Grant, the Restricted Stock Units shall be subject to pro-rata vesting such that the number of Restricted Stock Units subject to the Award that shall become vested on the third anniversary of the Date of Grant shall equal (x) the number of Restricted Stock Units subject to the Award that would have vested in accordance with Section 2(c) above (assuming no termination of employment had occurred), multiplied by (y) a fraction, the numerator of which is the number of whole months after the Date of Grant that the Grantee was employed by or rendered services to the Company, Parent or any Subsidiary, and the denominator of which is thirty-six (36); and any Restricted Stock Units that do not vest in accordance with the foregoing provisions of this clause (A) shall terminate as of the third anniversary of the Date of Grant. Notwithstanding the foregoing, if a Change in Control occurs after such a termination of the Grantee’s employment and prior to the third anniversary of the Date of Grant, the Grantee shall vest in a prorated number of Restricted Stock Units as of the date of the Change in Control determined by multiplying the Target Number of Restricted Stock Units by the fraction referred to in clause (y) of the preceding sentence, with any such vested Restricted Stock Units to be paid as soon as practicable following the date of the Change in Control as provided in Section 2(d) and any Restricted Stock Units that do not vest after giving effect to such determination shall terminate as of the date of the Change in Control.

(B) After a Change in Control. If such termination occurs after a Change in Control (or, in the case of a termination without Cause, more than 12 months after any Change in Control) but prior to the third anniversary of the Date of Grant, the Restricted Stock Units subject to the Award that shall become vested as of the date of termination shall equal (x) the Target Number of Restricted Stock Units, multiplied by (y) a fraction, the numerator of which is the number of whole months after the Date of Grant that the Grantee was employed by or rendered services to the Company, Parent or any Subsidiary, and the denominator of which is thirty-six (36); and any Restricted Stock Units that do not vest in accordance with the foregoing provisions of this clause (B) shall terminate as of the date of termination.

(iii) For purposes of this Agreement, “Cause” shall mean termination of the Grantee’s employment with the Company based upon the occurrence of one or more of the following which, with respect to clauses (1), (2) and (3) below, if curable, the Grantee has not cured within fourteen (14) days after the Grantee receives written notice from the Company specifying with reasonable particularity such occurrence: (1) the Grantee’s refusal or material failure to perform the Grantee’s job duties and responsibilities (other than by reason of the Grantee’s serious physical or mental illness, injury or medical condition); (2) the Grantee’s failure or refusal to comply in any material respect with material Company policies or lawful directives; (3) the Grantee’s material breach of any contract or agreement between the Grantee and the Company (including but not limited to any Employee Confidentiality and Assignment of Inventions Agreement or similar agreement between Grantee and the Company), or the Grantee’s material breach of any statutory duty, fiduciary duty or any other obligation that the Grantee owes to the Company; (4) the Grantee’s commission of an act of fraud, theft, embezzlement or other unlawful act against the Company or involving its property or assets or the Grantee’s engaging in unprofessional, unethical or other intentional acts that materially discredit the Company or are materially detrimental to the reputation, character or standing of the Company; or (5) the Grantee’s indictment or conviction or nolo contendre or guilty plea with respect to any felony or crime of moral turpitude. Following notice and cure as provided in the preceding sentence, upon any additional one-time occurrence of one or more of the events enumerated in that sentence, the Company may terminate the Grantee’s employment for Cause without notice and opportunity to cure. However, should the Company choose to offer the Grantee another opportunity to cure, it shall not be deemed a waiver of its rights under this provision. For purposes of this definition, the term “Company” shall include a Parent or any Subsidiary of the Company.

(f) Corporate Transactions. The following provisions shall apply to the corporate transactions described below:

(i) In the event of a proposed dissolution or liquidation of the Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Administrator.

(ii) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Award shall be assumed or substituted with an equivalent award by such successor corporation, parent or subsidiary of such successor corporation; provided that the Administrator may determine, in the exercise of its sole discretion in connection with a transaction that constitutes a permissible distribution event under Section 409A(a)(2)(v) of the Code, that in lieu of such assumption or substitution, the Award shall be vested and non-forfeitable and any conditions or restrictions on the Award shall lapse, as to all or any part of the Award, including Restricted Stock Units as to which the Award would not otherwise be non-forfeitable.

(g) Change in Control. The following provisions shall apply in the event of a Change in Control prior to the third anniversary of the Date of Grant:

(i) In the event that, during the period of twelve (12) months following the Change in Control but prior to the third anniversary of the Date of Grant, the Grantee’s employment is terminated by the Company, Parent or any Subsidiary without Cause or by the Grantee for Good Reason (as defined below), the Target Number of Restricted Stock Units subject to the Award, to the extent not then vested, shall become fully vested as of the date of such termination.

(ii) For purposes of this Agreement, “Change in Control” shall mean the first of the following events to occur after the Date of Grant:

(A) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its Affiliates (as defined below), but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates);

(B) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(C) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, provided, however, that a sale of the Company’s search business shall not constitute a Change in Control, regardless of whether stockholders approve the transaction.

(iii) For purposes of this Agreement, “Good Reason” shall be deemed to exist only if the Company shall fail to correct within 30 days after receipt of written notice from the Grantee specifying in reasonable detail the reasons the Grantee believes one of the following events or conditions has occurred (provided such notice is delivered by the Grantee no later than 30 days after the initial existence of the occurrence): (1) a material diminution of the Grantee’s then current aggregate base salary and target bonus amount (other than reductions that also affect other similarly situated employees) without the Grantee’s prior written agreement; (2) the material diminution of the Grantee’s authority, duties or responsibilities as an employee of the Company without the Grantee’s prior written agreement (except that change in title or assignment to a new supervisor by itself shall not constitute Good Reason); or (3) the relocation of the Grantee’s position with the Company to a location that is greater than 50 miles from the Grantee’s current principal place of employment with the Company, and that is also further from the Grantee’s principal place of residence, without the Grantee’s prior written agreement, provided that in all events the termination of the Grantee’s service with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than six (6) months following the initial existence of the occurrence of the event or condition claimed to constitute “Good Reason.” For purposes of this definition, the term “Company” shall include a Parent or any Subsidiary of the Company.

(iv) For purposes of this Agreement, “Affiliate” means, with respect to any individual or entity, any other individual or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.

This Award of Restricted Stock Units shall not be subject to the acceleration of vesting provisions of Section 2.5 of the Amended and Restated Yahoo! Inc. Change in Control Severance Plan for Level I and Level II Employees.

(h) Income Taxes. Except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares issued in payment of (or otherwise issuable in payment of, as the case may be) the Restricted Stock Units having a Fair Market Value equal to the taxes that the Company determines it or the Employer is required to withhold under applicable tax laws with respect to the Restricted Stock Units (with such withholding obligation determined based on any applicable minimum statutory withholding rates). In the event the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such tax withholding obligation in such method or in the event that the Restricted Stock Units are paid in cash (as opposed to Shares), the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; (ii) by reducing the amount of any cash otherwise payable to Grantee with respect to the Restricted Stock Units; (iii) by deducting such amount out of any other compensation otherwise payable to the Grantee; and/or (iv) by allowing the Grantee to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Grantee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld;. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, Parent or any Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the          day of                     , 2009.

YAHOO! INC.

By:
Its:

[Insert Name]

Signature:

Printed Name:

Address:

EXHIBIT A

PERFORMANCE-BASED VESTING

Subject to Sections 2(e) and 2(g) of this Agreement, the Restricted Stock Units shall vest and become non-forfeitable with respect to the Applicable Percentage of the Target Number of Restricted Stock Units set forth in the chart below based on the Company’s Actual TSR Percentile for the Performance Period (as each such term is defined below); provided, however, that in no event shall the Applicable Percentage exceed two hundred percent (200%):

Actual TSR Percentile	Applicable Percentage
90th or higher	200%
75th	150%
55th	100%
35th	50%
Below 35th	0%

The Applicable Percentage will be interpolated on a linear basis between the levels stated in the chart above. For example, if the Actual TSR Percentile for the Performance Period were the 60th percentile, then the Applicable Percentage would be 112.5%. Any Restricted Stock Units that do not vest based on the performance requirements set forth in this Exhibit A (and which have not previously terminated pursuant to the terms of this Agreement) will automatically terminate as of the last day of the Performance Period. The number of Restricted Stock Units that vest based on performance will be determined by the Administrator following the end of the Performance Period and payment of vested Restricted Stock Units will be made in the period provided for in Section 2(d) of this Agreement. Any such determination by the Administrator shall be final and binding.

For purposes of the Award, the following definitions shall apply:

•

“TSR” means total shareholder return and shall be determined with respect to the Company and any other company in the Nasdaq-100 index by dividing: (a) the sum of (i) the difference obtained by subtracting the Beginning Price from the Ending Price plus (ii) all dividends and other distributions paid on such company’s common stock during the Performance Period by (b) the Beginning Price. Any non-cash distributions shall be ascribed such dollar value as may be determined by or at the direction of the Administrator.

•

“Actual TSR Percentile” means the percentile ranking of the Company’s TSR among the TSRs for the companies comprising the Nasdaq 100 index on the last day of the Performance Period. For purposes of clarity, the Company’s TSR shall be ranked against the TSRs for such companies regardless of whether the Company is a member of the Nasdaq 100 index at such time.

•	“Performance Period” means the period commencing on the Date of Grant and ending on the third anniversary of the Date of Grant.

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•

“Beginning Price” means, with respect to the Company and any other company in the Nasdaq-100 index, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the first day of the Performance Period or, in the case of a company that is not traded on a stock exchange on the first day of the Performance Period, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is thereafter first admitted to trading for the twenty (20) consecutive trading days commencing with the first day in the Performance Period on which such company’s common stock is so traded.

•

“Ending Price” means, with respect to the Company and any other company in the Nasdaq-100 index, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last day of the Performance Period.

•

“Nasdaq 100 index” means the NASDAQ-100 Index published by The Nasdaq Stock Market (or its successor) or, in the event such index is no longer published on the last day of the Performance Period, an alternate index deemed comparable by the Administrator.

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